Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into this Registration Statement on Form S-1 of Deep Down, Inc. of our report dated March 28, 2013, relating to our audits of the consolidated financial statements of Deep Down, Inc. and subsidiaries for the years ended December 31, 2012 and 2011. We also consent to the references to our firm contained in this Registration Statement, included under the caption “Experts”.

/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas

October 3, 2013